EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements of Form S-8 relate to the 1991 Long-Term Incentive and Stock Option Plan and subsequent amendment (commission file No.'s 33-74148, 33-89222, 33-28337 and 33-33670) and the Registration Statement on Form S-8 for the registration of 31,389 shares (commission file No. 33-94006), of our report, dated December 8, 1998 (January 8, 1999, as to Note 8), with respect to the financial statements of XATA Corporation, appearing in this Annual Report on Form 10-KSB for the year ended September 30, 1998.


                                                  McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
January 14, 1999